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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): NOVEMBER 9, 2004

                          POWER3 MEDICAL PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


           NEW YORK                       0-24921                65-0565144
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                              Identification No.)

                     3400 RESEARCH FOREST DRIVE, SUITE B2-3
                           THE WOODLANDS, TEXAS 77381
              (Address of principal executive offices and zip code)


                                 (281) 466-1600
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED
          AUDIT REPORT OR COMPLETED INTERIM REVIEW

         (a) On November 9, 2004, the Company's management determined to amend the Company's Quarterly Report on Form 10-QSB for the quarterly period ended June 30,2004, to restate the financial statements and related information contained therein. After consultation with the Company's independent public accountants and clarification of the accounting treatment for certain stock grants, the Company has determined that the accounting treatment of the Company's stock-based compensation expense was overstated and that a restatement of the Company's financial statements for the quarterly period ended June 30, 2004 is appropriate. Additionally, the Company intends to restate the number of shares of the Company's capital stock issued and outstanding.

                  Concurrent with such determination, on November 9, 2004 the Company's Board of Directors and senior management concluded that the previously issued financial statements contained in its Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2004 should no longer be relied upon as a result of the foregoing.

                  In view of the foregoing, the Company intends to file an amendment to its Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2004 reflecting all necessary adjustments. Accordingly, the referenced financial statements should not be relied upon until such time as the Company files its amended Quarterly Report on Form 10-QSB. Company's management has discussed with its independent accountants the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a).


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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 POWER3 MEDICAL PRODUCTS, INC.


                                 By:        /s/ Michael J. Rosinski
                                    --------------------------------------------
                                    Michael J. Rosinski, Chief Financial Officer


Date: November 15, 2004